AGREEMENT AND PLAN OF REORGANIZATION

            AGREEMENT AND PLAN OF REORGANIZATION dated as of April 30, 2002 (the "Agreement"), between THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS, an unincorporated Massachusetts business trust (the "Dreyfus Trust"), on behalf of DREYFUS PREMIER LIMITED TERM MUNICIPAL FUND, a segregated portfolio of assets ("series") thereof (the "Acquired Fund"), and MPAM FUNDS TRUST, an unincorporated Massachusetts business trust (the "MPAM Trust"), on behalf of MPAM NATIONAL INTERMEDIATE MUNICIPAL BOND FUND, a series thereof (the "Acquiring Fund"). (The Acquired Fund and the Acquiring Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds.") All agreements, representations, actions and obligations described herein made or to be taken or undertaken by either Fund are made and shall be taken or undertaken by the Dreyfus Trust on behalf of the Acquired Fund and by the MPAM Trust on behalf of the Acquiring Fund.

            The parties wish to effect a reorganization described in Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of the regulations under the Code (the "Regulations"). The reorganization will consist of the transfer of all of the assets of the Acquired Fund in exchange for shares of beneficial interest, par value $0.001 per share, in the Acquiring Fund designated MPAM shares, Investor shares and Dreyfus Premier shares (collectively, the "Acquiring Fund Shares"), and the assumption by the Acquiring Fund of stated liabilities of the Acquired Fund and the distribution, after the Closing Date (as defined in paragraph 3.1), of such Acquiring Fund Shares to the holders of the Acquired Fund's Class A, Class B, Class C and Class R shares of beneficial interest, each without par

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value (collectively, the "Acquired Fund Shares"), in liquidation of the Acquired
Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (all such transactions herein collectively referred to as the "Reorganization"). In the Reorganization, holders of Class A and Class C shares of the Acquired Fund would receive Investor shares of the Acquiring Fund, holders of Class B shares of the Acquired Fund would receive Dreyfus Premier shares of the Acquiring Fund, and holders of Class R shares of the Acquired Fund would receive MPAM shares of the Acquiring Fund. Each Acquired Fund Shareholder (as defined in paragraph 1.6) would receive Acquiring Fund Shares of the corresponding class with an aggregate net asset value equal to the aggregate net asset value of its investment in the Acquired Fund at the time of the Reorganization.

            WHEREAS, the Acquired Fund is a non-diversified series of the Dreyfus Trust, a registered open-end management investment company, and the Acquiring Fund is a non-diversified series of the MPAM Trust, a registered open-end management investment company, and the Acquired Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;
            WHEREAS, the Acquired Fund is authorized to issue Class A, Class B, Class C and Class R shares of beneficial interest, and the Acquiring Fund is authorized to issue MPAM shares, Investor shares and Dreyfus Premier shares of beneficial interest;

            WHEREAS, the MPAM Trust's Board of Trustees (the "MPAM Board") has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the Acquiring Fund's assumption of stated liabilities of the Acquired Fund is in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders would not be diluted as a result of the Reorganization; and



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            WHEREAS, the Dreyfus Trust's Board of Trustees (the "Dreyfus Board")
has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the Acquiring Fund's assumption of stated liabilities of the Acquired Fund is in the best interests of the Acquired Fund and that the interests of the Acquired Fund's existing shareholders would not be diluted as a result of the Reorganization.

            NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

      1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND THE ACQUIRING FUND'S ASSUMPTION OF ACQUIRED FUND LIABILITIES AND LIQUIDATION OF THE ACQUIRED FUND.

            1.1 Subject to the requisite approval of the shareholders of the Acquired Fund and to the other terms and conditions contained herein:

                     (a) The Acquired Fund shall assign, transfer and convey to the Acquiring Fund at the Closing (as defined in paragraph 3.1) all of the Assets of the Acquired Fund (as defined in paragraph 1.2).

                     (b) The Acquiring Fund agrees in exchange therefor at the Closing (i) to issue and deliver to the Acquired Fund the number and classes of full and fractional Acquiring Fund Shares, determined as set forth in paragraph 2.3, and (ii) to assume the Liabilities of the Acquired Fund (as defined in paragraph 1.3). In lieu of delivering certificates for the Acquiring Fund Shares, the Acquiring Fund shall credit the Acquiring Fund Shares to the Acquired Fund's account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the Acquired Fund.

            1.2 (a) The assets of the Acquired Fund to be acquired by the Acquiring Fund (the "Assets") shall consist of all property, including all cash, cash equivalents, securities, commodities and futures interests, dividend and interest receivables, claims and rights of action that are owned by the Acquired


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Fund, and any deferred or prepaid expenses shown as assets on the books of the
Acquired Fund, on the Closing Date. The Assets shall be invested at all times through the Closing in a manner that ensures compliance with paragraph 4.1(j).

                     (b) The Acquired Fund has provided the Acquiring Fund with a list of all of its property as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of such property in the ordinary course of its business. The Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the Acquired Fund with a list of any property on such list that does not conform to the Acquiring Fund's investment objective, policies and restrictions or that the Acquiring Fund otherwise does not desire to hold. The Acquired Fund will dispose of such property prior to the Closing Date to the extent practicable and to the extent the Acquired Fund would not be affected adversely by such disposition. In addition, if it is determined that the portfolios of the Funds, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested to do so by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

            1.3 The Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. At the Closing, the Acquiring Fund shall assume all liabilities, debts, obligations, expenses, costs, charges and reserves reflected on an unaudited statement of assets and liabilities of the Acquired Fund prepared by The Dreyfus Corporation ("Dreyfus") as of the Valuation Date (as defined in paragraph 2.1) (collectively, the "Liabilities").

            1.4 The Assets shall be delivered on the Closing Date to Mellon Bank, N.A., the Acquiring Fund's custodian (the "Custodian"), for the account of


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the Acquiring Fund, with all securities not in bearer or book-entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the Acquiring Fund.

            1.5 The Acquired Fund will pay or cause to be paid to the Acquiring Fund any interest received on or after the Closing Date with respect to Assets transferred to the Acquiring Fund hereunder. The Acquired Fund will transfer to the Acquiring Fund any distributions, rights or other assets received by the Acquired Fund after the Closing Date as distributions on or with respect to the Assets transferred. Such assets shall be deemed included in Assets transferred to the Acquiring Fund on the Closing Date and shall not be separately valued.

            1.6 As soon after the Closing Date as is conveniently practicable, the Acquired Fund will liquidate and distribute PRO RATA in accordance with this paragraph to the Acquired Fund's shareholders of record - some of which hold Acquired Fund Shares in omnibus accounts (the "Nominee Shareholders") - determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1. For purposes of this Agreement, the MPAM shares of the Acquiring Fund shall be the "corresponding class" to the Class R shares of the Acquired Fund, the Investor


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shares of the Acquiring Fund shall be the "corresponding class" to the Class A and Class C shares of the Acquired Fund and the Dreyfus Premier shares of the Acquiring Fund shall be the "corresponding class" to the Class B shares of the Acquired Fund. Such liquidation and distribution will be accomplished by transferring the Acquiring Fund Shares of each class then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open individual and omnibus accounts on such books for the benefit of (a) the Acquired Fund Shareholders other than Nominee Shareholders and (b) the indirect holders of Acquired Fund Shares through Nominee Shareholders of the corresponding class (collectively, the "Beneficial Shareholders") and representing the respective PRO RATA number of full and fractional Acquiring Fund Shares of such class to which each such Beneficial Shareholder is entitled. For these purposes, an Acquired Fund Shareholder shall be entitled to receive, with respect to each full and fractional Acquired Fund Share of a class held by such shareholder, that number of full and fractional Acquiring Fund Shares of the corresponding class equal to the net asset value of such Acquired Fund Share as of the Valuation Date (determined in accordance with paragraph 2.1) divided by the net asset value of one Acquiring Fund Share of the corresponding class, as of the Valuation Date (determined in accordance with paragraph 2.2). All issued and outstanding shares of the Acquired Fund will be canceled on the books of the Acquired Fund simultaneously with the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders.

            1.7 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectuses and statement of additional information.

            1.8 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquiring Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.



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

            1.9 Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund's existence is terminated.

      2.    VALUATION.

            2.1 The value of the Assets and the amount of the Liabilities, the amount thereof attributable to each class of Acquired Fund Shares, and the net asset value of a share of each such class all shall be computed as of the close of trading on the floor of the New York Stock Exchange ("NYSE") (usually, 4:00 p.m., Eastern time), except that certain options and futures contracts may be valued 15 minutes after the close of trading on the floor of the NYSE, on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquired Fund's then-current prospectus and statement of additional information.

            2.2 The net asset value of a share of each class of Acquiring Fund Shares shall be computed as of the Valuation Date, using the valuation procedures set forth in the Acquiring Fund's then-current prospectuses and statement of additional information.

            2.3 The number of MPAM shares, Investor shares and Dreyfus Premier shares (including fractional shares, if any), respectively, to be issued in exchange for the Acquired Fund's net assets shall be determined by dividing the value of the Assets, less the amount of the Liabilities, attributable to the corresponding class of the Acquired Fund, using the valuation procedures referred to in paragraph 2.1, by the net asset value of one MPAM share, Investor share and Dreyfus Premier share, respectively, determined in accordance with paragraph 2.2.

            2.4 All computations and calculations of value shall be made by Dreyfus in accordance with its regular practices as fund accountant for each Fund.


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

      3.    CLOSING AND CLOSING DATE.

            3.1 Consummation of the Reorganization and related acts (the "Closing") shall occur on August 29, 2002 or such other date as to which the parties may mutually agree (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be held at 4:30 p.m., Eastern time, at the offices of Dreyfus, 200 Park Avenue, New York, New York, or such other time and/or place as the parties may mutually agree.

            3.2 The Acquired Fund shall deliver to the Acquiring Fund at the Closing a statement of assets and liabilities, including a schedule of the Assets setting forth for all portfolio securities thereon their adjusted tax basis and holding period by lot, as of the Closing, certified by the Dreyfus Trust's Treasurer or Assistant Treasurer. The Custodian shall deliver at the Closing a certificate of an authorized officer stating that the Assets have been presented for examination to the Acquiring Fund prior to the Closing Date and have been delivered in proper form to the Acquiring Fund.

            3.3 If on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of either Fund is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted so that accurate appraisal of the value of the net assets of either Fund or determination of the net asset value of any class of their shares is impracticable, the Closing Date shall be postponed until the first business day after the day when trading has been fully resumed and reporting has been restored.

            3.4 The transfer agent for the Acquired Fund shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number


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

and percentage ownership of outstanding Acquired Fund shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund on the Closing Date to the Secretary of the Dreyfus Trust or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

      4.    REPRESENTATIONS AND WARRANTIES.

            4.1 The Dreyfus Trust, on behalf of the Acquired Fund, represents and warrants to the MPAM Trust as follows:

                     (a) The Acquired Fund is a duly established and designated series of the Dreyfus Trust, an unincorporated business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has power to carry on its business as it is now being conducted and to carry out this Agreement.

                     (b) The Dreyfus Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

                     (c) The current prospectus and statement of additional information of the Acquired Fund and any supplements thereto conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and do not include any untrue statement of a material fact or omit to state any material


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fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                     (d) The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the Dreyfus Trust's Agreement and Declaration of Trust dated March 28, 1983, as amended and restated December 9, 1992 (the "Trust Instrument"), or its By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound.

                     (e) The Acquired Fund has no material contracts or other commitments outstanding (other than this Agreement) which will be terminated with liability to it on or prior to the Closing Date.

                     (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquired Fund or any of its properties that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                     (g) The Statements of Assets and Liabilities of the Acquired Fund as of June 30, 2001, June 30, 2000 and June 30, 1999 have been audited by KPMG LLP, independent auditors, and are in accordance with generally accepted accounting principles, consistently applied, and such statements (copies of which have been furnished to the MPAM Trust) fairly reflect the


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

financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein.

                     (h) Since June 30, 2001, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the unaudited statement of assets and liabilities referred to in paragraph 1.3.

                     (i) At the Closing Date, all Federal and other tax returns and reports of the Acquired Fund required by law then to have been filed shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Dreyfus Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

                     (j) The Acquired Fund is a "fund" as defined in section 851(g)(2) of the Code; for each taxable year of its operation, the Acquired Fund met all the requirements of Subchapter M of the Code ("Subchapter M") for qualification and treatment as a "regulated investment company"; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it.

                     (k) The Liabilities were incurred by the Acquired Fund in the ordinary course of its business.

                     (l) The Acquired Fund is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A) of the Code).

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

                     (m) Not more than 25% of the value of the Acquired Fund's total assets (excluding cash, cash items and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

                     (n) The Acquired Fund will be terminated as soon as reasonably practicable after the Reorganization, but in all events within six months after the Closing Date.

                     (o) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid upon receipt of full payment in accordance with the terms contemplated by the Acquired Fund's then-current prospectus and statement of additional information, and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the Acquired Fund will, on the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent, as certified in paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares.

                     (p) On the Closing Date, the Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Assets.

                     (q) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Dreyfus Board, and, subject to the approval of the Acquired Fund's shareholders, this Agreement will constitute the valid and legally binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto,


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

and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                     (r) The proxy statement of the Acquired Fund (the "Proxy Statement") included in the Registration Statement referred to in paragraph 5.5 (other than information therein that has been furnished by the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

            4.2 The MPAM Trust, on behalf of the Acquiring Fund, represents and warrants to the Dreyfus Trust as follows:

                     (a) The Acquiring Fund is a duly established and designated series of the MPAM Trust, an unincorporated business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has power to carry on its business as it is now being conducted and to carry out this Agreement.

                     (b) The MPAM Trust is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

                     (c) The current prospectuses and statement of additional information of the Acquiring Fund and any supplements thereto conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material


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

fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                     (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the MPAM Trust's Amended and Restated Agreement and Declaration of Trust dated June 5, 2000 (the "Declaration of Trust") or its Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound.

                     (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of its properties that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

                     (f) The Statements of Assets and Liabilities of the Acquiring Fund as of August 31, 2001 and as of September 1, 2000 have been audited by KPMG LLP, independent auditors, and are in accordance with generally accepted accounting principles, consistently applied, and such statements (copies of which have been furnished to the Dreyfus Trust) fairly reflect the financial condition of the Acquiring Fund as of such dates.

                     (g) Since August 31, 2001, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year


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

from the date such indebtedness was incurred, except as disclosed in writing to the Dreyfus Trust.

                     (h) At the Closing Date, all Federal and other tax returns and reports of the Acquiring Fund required by law then to have been filed shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the MPAM Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

                     (i) The Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; for each taxable year of its operation, the Acquiring Fund met all the requirements of Subchapter M for qualification and treatment as a regulated investment company; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it.

                     (j) No consideration other than the Acquiring Fund Shares (and the Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.

                     (k) The Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to the Acquiring Fund, have any plan or intention to redeem or otherwise reacquire -- during the five-year period beginning at the Closing Date, either directly or through any transaction, agreement or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued


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

to the Acquired Fund Shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business as required by section 22(e) of the 1940 Act.

                     (l) The Acquiring Fund will, after the Reorganization, (i) continue the "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) that the Acquired Fund conducted before the Reorganization and
(ii) use a significant portion of the Acquired Fund's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in that business.

                     (m) There is no plan or intention for the Acquiring Fund to be dissolved or merged into another business trust or corporation or any "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization.

                     (n) Immediately after the Reorganization (i) not more than 25% of the value of the Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (ii) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

                     (o) The Acquiring Fund does not directly or indirectly own, nor on the Closing Date will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of the Acquired Fund.

                     (p) All Acquiring Fund Shares, when issued pursuant to the Reorganization, will be duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

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

                     (q) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the MPAM Board and, if required, the Acquiring Fund shareholders, and this Agreement will constitute the valid and legally binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                     (r) The Proxy Statement included in the Registration Statement referred to in paragraph 5.5 (only insofar as it relates to the Acquiring Fund and is based on information furnished by the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

      5.    COVENANTS OF THE FUNDS.

            5.1 Each Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include payment of customary dividends and other distributions.

            5.2 The Dreyfus Trust will call a meeting of the Acquired Fund's shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby.

            5.3 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

            5.4 As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in form reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for Federal income tax purposes that will be carried over to the Acquiring Fund under Section 381 of the Code, which statement shall be certified by the Dreyfus Trust's President or Vice President and its Treasurer.

            5.5 The MPAM Trust shall prepare a prospectus that, together with the Proxy Statement, shall be included in a registration statement on Form N-14 of the MPAM Trust relating to the Acquiring Fund Shares issuable hereunder (the "Registration Statement") to be filed in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and the rules thereunder.

            5.6 The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1934 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

            5.7 The Funds shall cooperate in the preparation and filing as promptly as practicable with the Commission of an application, in form and substance reasonably satisfactory to their counsel, for exemptive relief from the provisions of Section 17 of the 1940 Act, and from any other provision of the 1940 Act deemed necessary or advisable by such counsel, to permit consummation of the Reorganization as contemplated hereby (the "Exemptive Application"). The Funds shall use all reasonable efforts to obtain the relief requested by the Exemptive Application.

      6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

            The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

            6.1 All representations and warranties of the Dreyfus Trust on behalf of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

            6.2 The Acquired Fund shall have delivered to the Acquiring Fund the statement of the Acquired Fund's assets and liabilities referred to in paragraph 1.3 and the schedule of Assets referred to in paragraph 3.2.

            6.3 The Dreyfus Trust shall have delivered to the MPAM Trust on the Closing Date a certificate executed in its name by the Dreyfus Trust's President or Vice President and its Treasurer, in form and substance reasonably satisfactory to the MPAM Trust, to the effect that the representations and warranties of the Dreyfus Trust made in this Agreement on behalf of the Acquired Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the MPAM Trust reasonably requests.

      7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

            The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

            7.1 All representations and warranties of the MPAM Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

            7.2 The MPAM Trust shall have delivered to the Dreyfus Trust on the Closing Date a certificate executed in its name by the MPAM Trust's President or Vice President and its Treasurer, in form and substance reasonably satisfactory to the Dreyfus Trust, to the effect that the representations and warranties of the MPAM Trust made in this Agreement on behalf of the Acquiring Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Dreyfus Trust reasonably requests.

      8.    FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FUNDS.

            If any of the conditions set forth below does not exist on or before the Closing Date with respect to either Fund, the other Fund shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

            8.1 This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Trust Instrument.

            8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

            8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either party hereto may for itself waive any of such conditions.

            8.4 The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

            8.5 The relief requested by the Exemptive Application shall have been granted in form and substance reasonably satisfactory to the counsel for each Fund.

            8.6 The Acquired Fund shall have declared a dividend or dividends that, together with all previous dividends, shall have the effect of distributing to the Acquired Fund's shareholders all of (a) the Acquired Fund's investment company taxable income (computed without regard to any deduction for dividends paid) for all taxable years or periods ending on or prior to the Closing Date, (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code for all such years or periods and (c) its net capital gain realized in all such years or periods (after reduction for any capital loss carry forward).

            8.7 The parties shall have received an opinion ("Tax Opinion") of Kirkpatrick & Lockhart LLP ("Counsel") substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for Federal income tax purposes:

                     (a) The Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, followed by the Acquired Fund's distribution of those shares PRO RATA to the Acquired Fund Shareholders constructively in exchange for their Acquired Fund Shares, will qualify as a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

                     (b) The Acquired Fund will recognize no gain or loss on the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities or on the subsequent distribution (whether actual or constructive) of those shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares;

                     (c) The Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

                     (d) The Acquiring Fund's tax basis in the Assets will be the same as the Acquired Fund's tax basis therein immediately before the Reorganization, and the Acquiring Fund's holding period for the Assets will include the Acquired Fund's holding period therefor;

                     (e) A Beneficial Shareholder will recognize no gain or loss on the actual or constructive exchange of all its Acquired Fund Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

                     (f) A Beneficial Shareholder's aggregate tax basis in the Acquiring Fund Shares it receives pursuant to the Reorganization will be the same as the aggregate tax basis in its Acquired Fund Shares it surrenders in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include its holding period for those Acquired Fund Shares (provided the shareholder held them as capital assets on the Closing
Date).

            In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Counsel may treat as representations and warranties made to it, and in separate letters addressed to Counsel and the certificates delivered pursuant to paragraphs 6.3 and 7.2.

            Notwithstanding the foregoing, the Tax Opinion will state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Beneficial Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      9.    TERMINATION OF AGREEMENT; EXPENSES.

            9.1 This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Dreyfus Board or of the MPAM Board, as the case may be, at any time prior to the Closing Date (and notwithstanding any vote of the Acquired Fund's shareholders) if circumstances develop that, in the opinion of either such Board, make proceeding with the Reorganization inadvisable.

            9.2 If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the provisions of paragraph 9.1, this Agreement shall become void and have no effect, without any liability in respect of this Agreement on the part of either party hereto or their respective Trustees, officers or shareholders.

            9.3 The expenses of the Reorganization shall be borne by Mellon Bank, N.A. or its affiliates.

      10.   WAIVER.

            At any time prior to the Closing Date, any of the conditions described in Sections 6, 7 and 8 may be waived by the MPAM Board or the Dreyfus Board if, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Acquiring Fund or of the Acquired Fund, as the case may be.

      11.   MISCELLANEOUS.

            11.1 None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

            11.2 This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this

Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

            11.3 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement by either Fund shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflict of laws; provided that, in the case of any conflict between such laws and the Federal securities laws, the latter shall govern.

            11.4 This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

            11.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

            11.6 (a) References herein to the "MPAM Funds Trust" (or the "MPAM Trust") or its Trustees refer to them, respectively, not individually or personally, but as acting from time to time under the Declaration of Trust, a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the MPAM Trust. The obligations of the MPAM Trust entered into in the name or on behalf of the Acquiring Fund, its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the other series of the MPAM Trust or on the shareholders or representatives of the Acquiring Fund personally, but bind only the Acquiring Fund's property; and all persons dealing with the Acquiring Fund must look solely to the Acquiring Fund's property for the enforcement of any claims against the Acquiring Fund.

                     (b) References herein to the "The Dreyfus/Laurel Tax-Free Municipal Funds" (or the "Dreyfus Trust") or its Trustees refer to them, respectively, not individually or personally, but as acting from time to time under the Trust Instrument, a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Dreyfus Trust. The obligations of the Dreyfus Trust entered into in the name or on behalf of the Acquired Fund, its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the other series of the Dreyfus Trust or on the shareholders or representatives of the Acquired Fund personally, but bind only the Acquired Fund's property; and all persons dealing with the Acquired Fund must look solely to the Acquired Fund's property for the enforcement of any claims against the Acquired Fund.

            11.7 Any references in this Agreement to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Acquired Fund shall be deemed references to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Dreyfus Trust on behalf of the Acquired Fund.

            11.8 Any references in this Agreement to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Acquiring Fund shall be deemed references to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the MPAM Trust on behalf of the Acquiring Fund.

            11.9 If this Agreement is not approved by any class of the Acquired Fund's shareholders, the Dreyfus Board will consider appropriate courses of action for that class and the Acquired Fund as a whole, including liquidating that class of the Acquired Fund Shares, continuing only certain Acquired Fund Share classes and/or exchanging shares of classes of the Acquired Fund that approve this Agreement for the shares of corresponding classes of the Acquiring Fund.

            IN WITNESS WHEREOF, the MPAM Trust and the Dreyfus Trust each have caused this Agreement to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

                     THE DREYFUS / LAUREL TAX-FREE MUNICIPAL FUNDS, on behalf of Dreyfus Premier Limited Term Municipal Fund


                     By:  /s/ Stephen E. Canter
                         --------------------------------------
                         Stephen E. Canter,
                         President


                     ATTEST:    /s/ Steven F. Newman
                               --------------------------------
                               Steven F. Newman,
                               Secretary



                     MPAM FUNDS TRUST,
                     on behalf of MPAM National Intermediate Municipal Bond Fund



                     By:   /s/ David F Lamere
                         --------------------------------------
                         David F. Lamere,
                         President


                     ATTEST:     /s/ Jeff S. Prusnofsky
                               --------------------------------
                               Jeff S. Prusnofsky,
                               Secretary